INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form N-14 of PBHG Advisor Funds, Inc. of our report dated February 6, 1998 on The Defensive Equity Portfolio of Analytic Optioned Equity Fund, which is included in the Annual Report to shareholders for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Financial Statements" in the Prospectus, which is part of the Registration Statement.

Deloltte & Touche LLP

Boston, Massachusetts
June 8, 1998